UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

Sajan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Whitetail Blvd., River Falls, Wisconsin		54022
(Address of principal executive offices)		(Zip Code)

(715) 426-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2015, Sajan, Inc. (the “Company”) hired Paul P. Rome, age 54, as Chief Operating Officer, effective June 8, 2015.   Mr. Rome will replace Angel Zimmerman, who announced on January 7, 2015 that she would step down from the position of Chief Operating Officer upon the hiring of a replacement. Ms. Zimmerman will continue to serve as a full-time employee until approximately July 15, 2015 and thereafter as a non-employee in a consulting capacity for at least three months, acting as an advisor to the Chief Executive Officer and Chief Operating Officer in order to assure an orderly transition of the Chief Operating Officer position.

From 2007 to 2015, Mr. Rome held various positions at Merrill Corporation, a global, diversified financial and legal services organization, including most recently the position of Vice President, Technology Delivery, Legal Solutions. Prior to joining Merrill Corporation, Mr. Rome co-founded and served as Chief Operating Officer at Imaging Acceptance Corporation, a technology innovator in enterprise content management services, document conversion and data integration, from 1998 to 2006. Mr. Rome also served in various management positions with Avid Technology, Inc. from 1994 to 1997 and Dynatech Video Group from 1989 to 1994. Mr. Rome did graduate studies in Land Resources and holds a B.A. in Economics from the University of Wisconsin—Madison.

Mr. Rome was not appointed pursuant to any arrangement or understanding with any person, and Mr. Rome does not have any family relationships with any directors or executive officers of the Company. Neither Mr. Rome nor any of his immediate family has been a party to any transaction with the Company during the Company’s last two fiscal years, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Pursuant to Mr. Rome’s offer letter, dated May 14, 2015 (the “Offer Letter”), Mr. Rome will receive an annual base salary of $175,000 and is eligible to participate in the Company’s 2014 Short-Term Incentive Plan, pursuant to which Mr. Rome is eligible to earn a maximum bonus equal to fifty percent of his eligible quarterly earnings based on the Company’s quarterly EBITDA goals.  In addition, on June 8, 2015 Mr. Rome will receive stock options to purchase 18,000 shares of the Company’s common stock pursuant to the Company’s 2014 Equity Incentive Plan, subject to approval by the Company’s Board of Directors.  The Company anticipates the stock options will be exercisable at 100% of the fair market value of the Company’s common stock on the date of grant, will vest in equal installments on the first four anniversaries of the date of the grant and will expire 10 years from the date of the grant.  The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter attached hereto as Exhibit 10.1, which is incorporated herein by reference.

On May 20, 2015, the Company issued a press release announcing the hiring of Mr. Rome as the Company’s Chief Operating Officer. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter between the Company and Paul Rome, dated May 14, 2015.

99.1	Press Release, dated May 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.

	By:	/s/ Thomas P. Skiba
Thomas P. Skiba, Chief Financial Officer

Date: May 20, 2015

SAJAN, INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Offer Letter between the Company and Paul Rome, dated May 14, 2015.

99.1	Press Release, dated May 20, 2015.